Exhibit 99.1

Digital Recorders, Inc. Announces Surface Transit CAD/AVL Security Order

    Business Editors/High-Tech Writers

    DALLAS--(BUSINESS WIRE)--Sept. 9, 2004--

      DRI Communications Equipment Will Help Augment Security for
   Jacksonville Transportation Authority During 2005 Super Bowl Game

    Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that its Digital Recorders
(DR) division in Research Triangle Park, N.C., has entered into a $1.1 million contract for its surface transit computer-aided dispatch/automatic vehicle location (CAD/AVL) system with the Jacksonville Transportation Authority (JTA) in Jacksonville, Fla. The first phase purchase order for $750,000 under the contract has been received and the second phase purchase order is expected in fourth quarter 2004.
    "It is a real privilege and honor for DRI to have the opportunity to work with JTA in its dedication to delivering exemplary service. An essential element of this order is augmentation of security measures for JTA's transit system during Super Bowl XXXIX, which will be held in Jacksonville on Feb. 6, 2005. This is an order adding functionality to and building on already installed DR equipment; that fact, combined with DR's advanced technology, rapid delivery, competitive pricing, and industry track record were instrumental in securing this order. We expect delivery to commence very soon and to conclude in the first half of 2005," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.
    JTA Chief Executive Officer and Executive Director Michael J. Blaylock said, "We consider this type of investment to be part of the forward thinking and planning of JTA as we roll-out new and advanced technologies to improve service and enhance safety and security. We are investing in DR's equipment because of their ability to perform, deliver the technology that we need, and do so quickly at competitive prices. We believe this will make a positive difference in quality of service and security for users of our transit vehicles before, during, and after the Super Bowl."

    About the Jacksonville Transportation Authority

    The Jacksonville Transportation Authority (JTA), an independent state agency serving Duval County, Fla., has multi-modal responsibilities. JTA designs and constructs bridges and highways and provides varied mass transit services, including: express and regular bus service; a downtown Skyway monorail; the Trolley service; the Stadium Shuttle for various sporting events at ALLTEL Stadium; JTA Connexion for the disabled and elderly; and ChoiceRide, which connects employers and employees to job access through customized transportation options. JTA has a challenging role serving the largest city in the continental U.S. in terms of landmass. JTA believes an integrated transportation network is a critical element in any community to properly manage growth, provide mobility and offer a good quality of life.

    About DR's Surface Transit CAD/AVL

    DR's surface transit CAD/AVL system, through use of GPS signals and integrated dead-reckoning algorithms, helps transit authorities track and monitor the location and performance of vehicles. As such, it can perform as an essential element of security for transit operating systems. DR's CAD/AVL system can monitor on-board systems, covert alarms, covert microphones, and other security devices, as well as vehicle schedules. DR's CAD/AVL system implements "instant message capability" between dispatch and operators, and has other features important to enhancement of security measures. DR's CAD/AVL system has several additional beneficial attributes not found in some competitive systems. DR's CAD/AVL system operates independently of any single communications system and can operate through existing telecommunications infrastructures, as well as existing radio systems or private radio networks. DR's CAD/AVL system uses open communication standards, permitting sharing of information between passenger information, scheduling, and maintenance system applications.
    DR's GPS-based system accurately determines vehicle location to present "next-stop" information to passengers. DR has successfully leveraged this core technology by expanding into several markets with security being one of its fundamental focus areas.

    About the DR Division

    The Company's DR division develops and manufactures digital audio communications products for the transit industry. Products include: computer aided dispatch/automatic vehicle location systems; automatic vehicle monitoring systems; Talking Bus(R) automatic voice announcement systems; StealthMic(TM) vandal-resistant, hands-free microphone; and more. For more information about the DR division, go to http://www.talkingbus.com/.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement or security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer aided dispatch/ automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. It is important to note the Company's actual results could differ materially from those contemplated in the Company's forward-looking statements as a result of various factors. Among other factors, the Company's results will be affected, perhaps materially, by general economic conditions, the availability of national government assistance and funding to local transportation authorities, the adoption and implementation of regulations concerning public transportation services, product demand and market acceptance risks, the effect of import, licensing and trade restrictions, the results of implementing the Company's business plan, the impact on the Company of its relationship with its lenders, the plans and prospects of competitors, the impact of competitive products and pricing, currency fluctuations, infringement by third parties of the Company's trade secrets and other intellectual property, the burdens and costs of defending against potential infringement claims against the Company, and our ability to attract and retain personnel. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.

    CONTACT: Digital Recorders, Inc.
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com